Exhibit 99.1

Porter Bancorp, Inc. Reports Fourth Quarter Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--February 2, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, today reported unaudited results for the fourth quarter of 2014.

The Company reported that net income attributable to common shareholders for the year ended December 31, 2014, was $19.4 million, or $1.59 per diluted common share, compared with a net loss attributable to common shareholders of $3.4 million, or ($0.29) per diluted share, for the year ended December 31, 2013.

In December 2014, the Company completed a non-cash equity exchange transaction with investors. The exchange transaction consisted of the cancellation of all of the Company’s issued and outstanding Series A Preferred Stock, accrued dividends thereon, and Series C Preferred Stock having an aggregate book value of approximately $45.7 million in exchange for newly issued common and preferred securities having a fair value of approximately $9.6 million. The effect of the preferred stock exchange to common shareholders totaled approximately $36.1 million. The transaction is fully described in 8-Ks filed on November 24, 2014 and December 10, 2014 as well as in the definitive proxy statement filed January 30, 2015.

The Company reported a net loss of $3.8 million and $11.2 million for the three months and year ended December 31, 2014, compared with a net loss of $506,000 and $1.6 million for the three months and year ended December 31, 2013. After additions for the effect of the non-cash equity exchange and deductions for dividends on preferred stock and earnings allocated to participating securities, the Company reported net income attributable to common shareholders of $24.3 million and $19.4 million for the three months and year ended December 31, 2014, compared with a net loss attributable to common shareholders of $1.0 million and $3.4 million for the three months and year ended December 31, 2013.

Net Interest Income – Net interest income before provision expense increased to $7.5 million for the fourth quarter of 2014 compared with $7.3 million in the third quarter of 2014, and decreased from $7.6 million in the fourth quarter of 2013. Average loans declined to $634.9 million for the fourth quarter of 2014 compared with $640.0 million in the third quarter of 2014 and $719.2 million in the fourth quarter of 2013. Net interest margin increased to 3.16% in the fourth quarter of 2014, compared with 3.10% in the third quarter of 2014 and 2.96% in the fourth quarter of 2013 primarily driven over the past quarter by improving cost of funds which declined to 0.99% in the fourth quarter of 2014, compared with 1.13% in the third quarter of 2014 and 1.15% in the fourth quarter of 2013.

Allowance for Loan Losses – The allowance for loan losses to total loans was 3.10% at December 31, 2014 compared to 3.79% at September 30, 2014, and 3.96% at December 31, 2013. The declining level of the allowance is primarily driven by declining historical charge-off levels and improving trends in loan category risk ratings. Net loan charge-offs declined to $15.9 million in 2014 from $29.3 million in 2013 and $36.1 million in 2012. The allowance for loan losses for loans evaluated collectively for impairment was 3.37% at December 31, 2014, compared with 4.00% at September 30, 2014, and 4.41% at December 31, 2013. Provision for loan losses expense of $800,000 was recorded for the fourth quarter of 2014, while no provision was recorded for the third quarter of 2014 or the fourth quarter of 2013. Provision expense of $7.1 million was recorded for 2014, compared to $700,000 for the year ended December 31, 2013.

Non-performing Assets – Non-performing assets, which include loans past due 90 days and still accruing, loans on nonaccrual, and other real estate owned (“OREO”), decreased to $94.0 million, or 9.2% of total assets at December 31, 2014, compared with $99.2 million, or 9.6% of total assets at September 30, 2014, and $132.9 million, or 12.4% of total assets at December 31, 2013.

Non-performing loans increased to $47.3 million, or 7.57% of total loans, at December 31, 2014, compared with $44.7 million, or 7.00% of total loans at September 30, 2014 and decreased from $102.0 million, or 14.4% of total loans at December 31, 2013. The increase from the previous quarter was primarily driven by $7.4 million in loans placed on nonaccrual during the period, offset by $675,000 of nonaccrual loans migrating to OREO, $1.8 million in principal payments received on nonaccrual loans, and $2.3 million of charge-offs.

OREO at December 31, 2014 decreased to $46.2 million, compared with $54.5 million at September 30, 2014 and increased from $30.9 million at December 31, 2013. The Company acquired $675,000 in OREO and sold $5.8 million in OREO during the fourth quarter of 2014. Fair value write-downs arising from new appraisals or lower marketing prices totaled $3.0 million in the fourth quarter of 2014, compared with $600,000 in the third quarter of 2014 and $882,000 in the fourth quarter of 2013.

The following table details non-performing assets as of:

	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
	(in thousands)
Past due loans:
30 – 59 days	$3,960	$3,507	$3,057	$5,667	$10,696
60 – 89 days	980	3,333	991	1,232	775
90 days or more	151	—	—	—	232
Nonaccrual loans	47,175	44,670	44,375	77,344	101,767
Total past due and nonaccrual loans	$52,266	$51,510	$48,423	$84,243	$113,470

Loans past due 90 days or more	$151	$—	$—	$—	$232
Nonaccrual loans	47,175	44,670	44,375	77,344	101,767
OREO	46,197	54,507	56,882	45,918	30,892
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$93,523	$99,177	$101,257	$123,262	$132,891

In addition to nonaccrual loans and OREO, loans classified as Troubled Debt Restructures (TDRs) and on accrual totaled $22.0 million at December 31, 2014, compared to $28.1 million at September 30, 2014 and $44.3 million at December 31, 2013.

Loans Held for Sale – During the fourth quarter of 2014, we identified and transferred to loans held for sale certain substandard accruing commercial loans. The loans were transferred to held for sale at the lower of cost or fair value. In accordance with generally accepted accounting principles, the credit component of any writedown upon transfer to held for sale is reflected in charge-offs to the allowance for loan losses. Loans held for sale total $8.9 million at December 31, 2014.

Non-interest Expense – Non-interest expense increased $2.6 million to $11.8 million for the fourth quarter of 2014, compared with $9.3 million for the third quarter of 2014, and increased $2.8 million compared with $9.0 million for the fourth quarter of 2013. While loan collection expenses decreased approximately $510,000 in the fourth quarter of 2014 compared to the third quarter of 2014, OREO expenses increased approximately $3.3 million primarily as a result of fair value writedowns resulting from declines in the fair value of the real estate based upon updated appraisals and reduced marketing prices.

Income Tax Benefit – The calculation for the income tax provision or benefit generally does not consider the tax effects of changes in other comprehensive income, or OCI, which is a component of stockholders’ equity on the balance sheet. However, an exception is provided in certain circumstances, such as when there is a full valuation allowance against net deferred tax assets, there is a loss from continuing operations, and there is income in other components of the financial statements. In such a case, pre-tax income from other categories, such as changes in OCI, must be considered in determining a tax benefit to be allocated to the loss from continuing operations. Our December 31, 2014 tax benefit is entirely due to unrealized gains in other comprehensive income that are presented in current operations in accordance with applicable accounting standards.

Capital – At December 31, 2014, PBI Bank’s Tier 1 leverage ratio was 5.78% compared with 6.09% at September 30, 2014, and its Total risk-based capital ratio was 10.57% at December 31, 2014 compared with 11.01% at September 30, 2014, which are below the minimums of 9.0% and 12.0% required by the Bank’s Consent Order. At December 31, 2014, Porter Bancorp’s leverage ratio was 4.51% compared with 4.02% at September 30, 2014, and its Total risk-based capital ratio was 10.61%, compared with 10.05% at September 30, 2014.

Management and the Board of Directors continue to evaluate appropriate strategies for increasing the Company’s capital in order to meet the capital requirements of the Consent Order. These include, among other things, a possible public offering or private placement of common stock to new and existing shareholders. As previously announced, the Company has engaged a financial advisor to assist the Board of Directors in this evaluation.

Shares Issued and Outstanding – At December 31, 2014, we had 14,890,514 shares of common stock issued and outstanding. We also had 40,536 shares of Series B preferred stock and 64,580 shares of Series D preferred stock issued and outstanding. The Series B preferred shares will automatically convert to 4,053,600 common shares and the Series D preferred shares will automatically convert to 6,458,000 non-voting common shares on the third business day following shareholder approval. A special meeting of shareholders to vote on this matter is expected to be held on February 25, 2015.

The following table presents our unaudited book value and tangible book value per common and non-voting common share as of December 31, 2014 reflecting the proforma impact of the automatic conversion of Series B and Series D preferred shares into common and non-voting common shares following shareholder approval as fully described in the definitive proxy statement filed January 30, 2015:

	As of December 31, 2014 Unaudited	Conversion Adjustments Resulting from Shareholder Approval (1)	December 31, 2014 Proforma Unaudited
	(dollars in thousands, except share and per share amounts)

Common shareholders’ equity	$24,913	$5,781	$30,694
Preferred shareholders’ equity	8,552	(5,781)	2,771
Total shareholders’ equity	$33,465	$—	$33,465

Common shares issued and outstanding	14,890,514	4,053,600	18,944,114
Non-voting common shares issued and outstanding	—	6,458,000	6,458,000
Total common and non-voting common shares	14,890,514	10,511,600	25,402,114

Book value per common and non-voting common share	$1.67		$1.21
Tangible book value per common and non-voting common share (2)	1.61		1.17

(1) The Series B and D preferred stock were recorded at issuance at fair value based on the 30-day post-announcement daily average closing price of $0.55 per common share.  Upon shareholder approval, the Series B and D preferred shares convert to common and non-voting common shares.

(2) Common equity is reduced by intangible assets totaling $929,000 in computing tangible book value per common and non-voting common shares.

PBIB-G

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the fourth quarter ending December 31, 2014 follows.

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/14	9/30/14	12/31/13	12/31/14	12/31/13

Income Statement Data
Interest income	$9,636	$9,814	$10,259	$39,513	$43,228
Interest expense	2,169	2,477	2,673	9,795	11,143

Net interest income	7,467	7,337	7,586	29,718	32,085
Provision for loan losses	800	—	—	7,100	700

Net interest income after provision	6,667	7,337	7,586	22,618	31,385

Service charges on deposits	498	535	523	1,988	2,058
Bank card interchange fees	190	209	176	765	718
Income from bank owned life insurance	69	69	75	276	534
Other real estate owned income	226	5	3	256	399
Gains (losses) on sales of securities, net	—	46	(4)	92	723
Income from fiduciary activities	—	—	—	—	517
Other	175	193	184	702	970

Non-interest income	1,158	1,057	957	4,079	5,919

Salaries & employee benefits	3,927	4,041	3,526	15,658	15,501
Occupancy and equipment	852	857	855	3,497	3,583
Loan collection expense	348	858	734	2,994	4,707
Other real estate owned expense	3,843	560	1,399	5,839	4,516
FDIC insurance	590	571	511	2,272	2,378
Franchise and deposit tax	210	405	333	1,445	1,944
Professional fees	819	630	484	2,771	1,892
Communications expense	171	181	180	752	711
Insurance expense	116	157	166	575	648
Postage and delivery	106	97	109	407	423
Data processing expense	288	270	107	1,106	184
Advertising	268	164	118	563	308
Other	310	490	527	1,556	2,095

Non-interest expense	11,848	9,281	9,049	39,435	38,890

Income (loss) before income taxes	(4,023)	(887)	(506)	(12,738)	(1,586)
Income tax expense (benefit)	(238)	(38)	—	(1,583)	—

Net income (loss)	(3,785)	(849)	(506)	(11,155)	(1,586)
Less:
Dividends and accretion on preferred stock	—	786	632	2,362	2,079
Effect of exchange of preferred stock to common stock	(36,104)	—	—	(36,104)	—
Earnings allocated to participating securities	7,977	(162)	(110)	3,159	(267)

Net income (loss) attributable to common	$24,342	$(1,473)	$(1,028)	$19,428	$(3,398)

Weighted average shares – Basic	12,767,430	12,086,843	11,907,766	12,240,889	11,794,738
Weighted average shares – Diluted	12,767,430	12,086,843	11,907,766	12,240,889	11,794,738

Basic earnings (loss) per common share	$1.91	$(0.12)	$(0.09)	$1.59	$(0.29)
Diluted earnings (loss) per common share	$1.91	$(0.12)	$(0.09)	$1.59	$(0.29)
Cash dividends declared per common share	$0.00	$0.00	$0.00	$0.00	$0.00

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	Three Months Ended			Years Ended
	12/31/14	9/30/14	12/31/13	12/31/14	12/31/13

Average Balance Sheet Data
Assets	$1,033,327	$1,033,818	$1,081,908	$1,049,232	$1,098,400
Loans	634,872	640,011	719,163	662,442	788,176
Earning assets	952,946	954,217	1,033,083	979,187	1,050,142
Deposits	948,899	947,989	989,847	961,671	1,004,052
Long-term debt and advances	34,127	35,202	35,652	34,981	36,394
Interest bearing liabilities	865,042	873,520	922,519	885,757	937,406
Stockholders’ equity	29,928	31,101	38,035	33,881	42,631

Performance Ratios
Return on average assets	(1.45)%	(0.33)%	(0.19)%	(1.06)%	(0.14)%
Return on average equity	(50.18)	(10.83)	(5.28)	(33.42)	(3.72)
Yield on average earning assets (tax equivalent)	4.06	4.13	3.99	4.09	4.16
Cost of interest bearing liabilities	0.99	1.13	1.15	1.11	1.19
Net interest margin (tax equivalent)	3.16	3.10	2.96	3.09	3.10
Efficiency ratio	137.37	111.18	105.87	117.00	104.32

Loan Charge-off Data
Loans charged-off	$(6,197)	$(1,824)	$(4,171)	$(19,426)	$(32,608)
Recoveries	563	889	541	3,566	3,352
Net charge-offs	$(5,634)	$(935)	$(3,630)	$(15,860)	$(29,256)

Nonaccrual Loan Activity
Nonaccrual loans at beginning of period	$44,670	$44,375	$106,922	$101,767	$94,517
Net principal pay-downs	(1,825)	(3,229)	(5,151)	(27,494)	(24,750)
Charge-offs	(2,291)	(1,217)	(3,232)	(14,105)	(29,348)
Loans foreclosed and transferred to OREO	(675)	(797)	(2,064)	(31,698)	(20,606)
Loans returned to accrual status	(116)	(57)	(2,459)	(3,405)	(3,558)
Loans placed on nonaccrual during the period	7,412	5,595	7,751	22,110	85,512
Nonaccrual loans at end of period	$47,175	$44,670	$101,767	$47,175	$101,767

Troubled Debt Restructurings (TDRs)
Accruing	$21,985	$28,114	$44,346	$21,985	$44,346
Nonaccrual	20,507	21,415	46,916	20,507	46,916
Total	$42,492	$49,529	$91,262	$42,492	$91,262

Other Real Estate Owned (OREO) Activity
OREO at beginning of period	$54,507	$56,882	$41,857	$30,892	$43,671
Real estate acquired	675	797	2,064	32,338	20,606
Valuation adjustment write-downs	(3,005)	(600)	(882)	(4,255)	(2,466)
Proceeds from sales of properties	(5,831)	(2,973)	(12,205)	(13,084)	(30,787)
Gain (loss) on sales, net	(149)	401	58	306	(132)
OREO at end of period	$46,197	$54,507	$30,892	$46,197	$30,892

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)

	As of
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/12

Assets
Loans	$624,999	$638,360	$643,030	$682,591	$709,326	$899,092
Allowance for loan losses	(19,364)	(24,198)	(25,133)	(25,415)	(28,124)	(56,680)
Net loans	605,635	614,162	617,897	657,176	681,202	842,412
Loans held for sale	8,926	—	280	—	149	507
Securities held to maturity	42,325	42,386	43,488	43,550	43,612	—
Securities available for sale	190,791	192,146	180,723	166,442	163,344	178,476
Federal funds sold & interest bearing deposits	66,011	73,494	95,353	99,286	103,669	41,161
Cash and due from financial institutions	14,169	11,336	6,913	7,449	7,465	8,411
Premises and equipment	19,507	19,649	19,788	19,821	19,983	20,805
Bank owned life insurance	9,167	9,103	9,039	8,981	8,911	8,398
FHLB Stock	7,323	7,323	7,323	7,323	10,072	10,072
Other real estate owned	46,197	54,507	56,882	45,918	30,892	43,671
Accrued interest receivable and other assets	7,938	6,608	7,181	7,584	6,822	8,718
Total Assets	$1,017,989	$1,030,714	$1,044,867	$1,063,530	$1,076,121	$1,162,631

Liabilities and Equity
Certificates of deposit	$574,681	$609,682	$631,110	$656,475	$679,952	$760,573
Interest checking	91,086	76,431	76,625	79,689	84,626	87,234
Money market	109,734	100,890	95,946	89,678	79,349	63,715
Savings	36,430	36,364	37,178	38,524	36,292	39,227
Total interest bearing deposits	811,931	823,367	840,859	864,366	880,219	950,749
Demand deposits	114,910	110,165	109,956	110,507	107,486	114,310
Total deposits	926,841	933,532	950,815	974,873	987,705	1,065,059
Federal funds purchased & repurchase agreements	1,341	1,817	2,451	2,240	2,470	2,634
FHLB advances	15,752	16,940	14,134	4,345	4,492	5,604
Junior subordinated debentures	29,950	30,175	30,400	30,625	30,850	31,975
Accrued interest payable and other liabilities	10,640	18,922	16,453	15,110	14,673	10,169
Total liabilities	984,524	1,001,386	1,014,253	1,027,193	1,040,190	1,115,441

Preferred stockholders’ equity	8,552	38,283	38,283	38,283	38,283	38,123
Common stockholders’ equity (deficit)	24,913	(8,955)	(7,669)	(1,946)	(2,352)	9,067
Total stockholders’ equity	33,465	29,328	30,614	36,337	35,931	47,190
Total Liabilities and Stockholders’ Equity	$1,017,989	$1,030,714	$1,044,867	$1,063,530	$1,076,121	$1,162,631

Ending shares outstanding	14,890,514	13,099,400	13,104,853	12,894,741	12,840,999	12,002,421
Book value per common share	$1.67	$(0.68)	$(0.59)	$(0.15)	$(0.18)	$0.74
Tangible book value per common share	1.61	(0.76)	(0.67)	(0.25)	(0.29)	0.58

PORTER BANCORP, INC. Unaudited Financial Information (in thousands, except share and per share data)
	As of
	12/31/14	9/30/14	6/30/14	3/31/14	12/31/13	12/31/12
Asset Quality Data
Loan 90 days or more past due still on accrual	$151	$—	$—	$—	$232	$86
Nonaccrual loans	47,175	44,670	44,375	77,344	101,767	94,517
Total non-performing loans	47,326	44,670	44,375	77,344	101,999	94,603
Real estate acquired through foreclosures	46,197	54,507	56,882	45,918	30,892	43,671
Other repossessed assets	—	—	—	—	—	—
Total non-performing assets	$93,523	$99,177	$101,257	$123,262	$132,891	$138,274

Non-performing loans to total loans	7.57%	7.00%	6.90%	11.33%	14.38%	10.52%
Non-performing assets to total assets	9.19	9.62	9.69	11.59	12.35	11.89
Allowance for loan losses to non-performing loans	40.92	54.17	56.64	32.86	27.57	59.91

Allowance for loans evaluated individually	$752	$1,788	$1,753	$2,453	$3,471	$21,034
Loans evaluated individually for impairment	71,993	78,695	79,742	122,158	149,883	188,808
Allowance as % of loans evaluated individually	1.04%	2.27%	2.20%	2.01%	2.32%	11.14%

Allowance for loans evaluated collectively	$18,612	$22,410	$23,380	$22,962	$24,653	$35,646
Loans evaluated collectively for impairment	553,006	559,665	563,288	560,433	559,443	710,284
Allowance as % of loans evaluated collectively	3.37%	4.00%	4.15%	4.10%	4.41%	5.02%

Allowance for loan losses to total loans	3.10%	3.79%	3.91%	3.72%	3.96%	6.30%

Loans by Risk Category
Pass	$461,126	$446,166	$434,853	$415,144	$369,529	$437,886
Watch	68,200	83,711	91,208	104,171	144,316	177,419
Special Mention	4,189	4,431	3,223	4,069	5,865	34,700
Substandard	91,484	104,052	113,746	159,207	189,616	248,691
Doubtful	—	—	—	—	—	396
Total	$624,999	$638,360	$643,030	$682,591	$709,326	$899,092

Risk-based Capital Ratios - Company
Tier I leverage ratio	4.51%	4.02%	4.10%	4.87%	4.95%	4.50%
Tier I risk-based capital ratio	6.70	5.93	6.19	7.22	7.34	6.46
Total risk-based capital ratio	10.61	10.05	10.27	10.93	11.03	9.81

Risk-based Capital Ratios – PBI Bank
Tier I leverage ratio	5.78%	6.09%	5.96%	6.36%	6.28%	5.37%
Tier I risk-based capital ratio	8.59	8.99	9.00	9.44	9.35	7.71
Total risk-based capital ratio	10.57	11.01	11.06	11.50	11.44	9.82

FTE employees	264	268	275	263	260	278

CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer